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                                                                   Exhibit 10.15
                            SECURED PROMISSORY NOTE



$1,250,000.00                                                     August 1, 2001
                                                           San Diego, California


        FOR VALUE RECEIVED, receipt of which is hereby acknowledged, the undersigned, Joseph J. Lydon ("Payor"), promises to pay to the order of Accredited Home Lenders, Inc., a California corporation ("Accredited"), at 15030 Avenue of Science, Suite 100, San Diego, CA 92128, or order ("Holder"), in lawful money of the United States of America, the principal sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) on the earlier of
(i) the fourth anniversary of the date of this Secured Promissory Note (this "Note"), which fourth anniversary is August 1, 2005, and (ii) such date, if any, as Payor's employment with Accredited may terminate (such earlier date, the "Due Date"). Such principal sum shall bear interest from the date hereof at a rate of Ten and 60/100 Percent (10.60%) per annum (the "Note Rate") on the unpaid balance of this Note, compounded annually. Accrued but unpaid interest shall be payable on each anniversary of the date hereof and on the Due Date. The entire outstanding balance of principal and accrued but unpaid interest shall be due and payable on the Due Date. This Note is issued in connection with Payor's purchase of Common Stock of Holder through the exercise of options therefor.

        1. Terms and Conditions of Payments. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and on the Due Date, interest shall cease to accrue on the amount of principal so paid. Should interest not be paid when due hereunder, it shall be added to the principal and thereafter bear like interest as the principal, provided such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

        2. Prepayment; Security Interest. Payor may prepay all or part of the outstanding principal balance of this Note at any time, provided, that interest shall continue to be due and payable on the original principal amount of this Note, unreduced by any such prepayment, at the Note Rate on each anniversary of the date of this Note through the Due Date. This Note is secured by shares of Common Stock of Holder pursuant to the terms of a Stock Pledge Agreement of even date herewith between Holder and Payor.

        3. Default. If any installment of interest or principal shall not be paid within fifteen days after Payor shall receive written notice of default, Holder shall have all the rights and remedies available to it under this Note and applicable law, and shall have the right to declare all or part of the principal under this Note, and any accrued interest thereon, immediately due and payable. Upon any default hereunder, Holder agrees to first look to the shares of Common Stock which are pledged as security under the Stock Pledge Agreement before pursuing personal liability against Payor; provided, however, that Payor shall in all cases be liable for any deficiency.

        4. General Provisions.

           (a) Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder



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and then only to the extent specifically set forth in writing.  A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Holder of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. All payments shall be made without set-off or counterclaim.

           (b) The remedies of Holder as provided herein, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur.

           (c) This Note shall be governed and construed in accordance with and pursuant to the laws of the State of California.

           (d) Payor agrees to reimburse Holder for all costs of collection or enforcement of this Note, whether or not suit is filed, including, but not limited to, reasonable attorneys' fees, incurred by Holder.

           (e) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Payor for cancellation.

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Note as of the day and year first above written.



                                            /s/ Joseph J. Lydon
                                            ------------------------------------
                                                JOSEPH J. LYDON



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